EXHIBIT 32.0

SECTION 1350 CERTIFICATIONS

The undersigned executive officers of Home Federal Bancorp, Inc. of Louisiana (the “Registrant”) hereby certify that the Registrant’s Form 10-K for the year ended June 30, 2025 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

September 26, 2025	/s/James R. Barlow
James R. Barlow
Chairman of the Board, President and Chief Executive Officer
(Principal Executive Officer)

September 26, 2025	/s/Brad Ezernack
Brad Ezernack
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to Home Federal Bancorp, Inc. of Louisiana and will be retained by Home Federal Bancorp, Inc. of Louisiana and furnished to the Securities and Exchange Commission or its staff upon request.